UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8K/A

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2011

National Beverage Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-14170	59-2605822
(Commission File Number)	(IRS Employer Identification No.)

8100 SW Tenth Street, Suite 4000
Fort Lauderdale, Florida	33324
(Address of Principal Executive Offices)	(Zip Code)

(954) 581-0922
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

d) This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed by National Beverage Corp. (the "Company") with the Securities and Exchange Commission ("SEC") on October 4, 2011 (the "Original Form 8-K"). The Original Form 8-K reported the results of matters voted upon at the Company's Annual Meeting of Stockholders held on September 30, 2011 (the "Annual Meeting"). As previously reported, at the Annual Meeting the majority of votes cast voted, on an advisory basis, to hold future advisory votes on the compensation of the Company's named executive officers every three years. Based on the results of the vote, and consistent with the Board's recommendation, the Board has decided that the Company will include a stockholder advisory vote on the compensation of the Company's named executive officers in its future proxy materials on a triennial basis until no later than 2017, when the next shareholder vote on the frequency of future advisory votes on executive compensation is required under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

National Beverage Corp. (Registrant)

Date: February 28, 2012	By:	/s/ George R. Bracken
George R. Bracken Senior Vice President - Finance